Exhibit 10.11







                        THE ZURICH FINANCIAL SERVICES GROUP
                                SHARE OPTION PLAN
                             FOR SELECTED EXECUTIVES







As adopted by resolution of the Board of Directors of Zurich Financial Services on September 2, 1998.

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                                  Contents
Clause                                                                     Page

1.   PURPOSE...............................................................  3
2.   AUTHORITY OF THE ADMINISTRATOR........................................  4
3.   GRANT OF OPTIONS......................................................  5
4.   TERMS OF OPTIONS......................................................  6
     Exercise Price........................................................  6
     Exercise of Options...................................................  6
     Termination of Employment.............................................  7
     Transfers and Promotions..............................................  7
     Overriding Lapse of Options...........................................  8
5.   AVAILABILITY OF SHARES................................................  8
6.   TRANSFER OF SHARES ON EXERCISE OF OPTION..............................  8
7.   RIGHTS ATTACHING TO SHARES TRANSFERRED PURSUANT TO OPTION.............  8
8.   CHANGE OF CONTROL AND LIQUIDATION.....................................  8
9.   ADJUSTMENT OF AWARD...................................................  8
10.  OVERALL LIMITS........................................................  8
11.  ADMINISTRATION........................................................  8
12.  AMENDMENT.............................................................  9
13.  GENERAL...............................................................  9
APPENDIX 1................................................................. 11
APPENDIX 2................................................................. 14
APPENDIX 3................................................................. 15
DEFINITIONS................................................................ 17

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                 RULES OF THE ZURICH FINANCIAL SERVICES GROUP
                              SHARE OPTION PLAN
                           FOR SELECTED EXECUTIVES



PURPOSE

1. The Zurich Financial Services ("Zurich") Group Share Option Plan for Selected Executives is a share option program for encouraging organizational performance with the purpose of:

(a) strengthening the focus of key Participants of Zurich Group on planning, developing, leading and controlling the Group's long-term business strategies;

       (b) focusing management's attention on shareholders, analysts and potential investor's interests;

       (c)     sharing entrepreneurial reward and risk;

       (d) strengthening the alignment between Participant rewards and the creation of shareholder value; and

       (e) attracting, motivating and retaining world-class Participant talent.

The overall objective of the plan is intended to focus the attention of the key Participant group on the main financial issues essential to achieving long-term business success and the creation of shareholder value.

The share option program focuses on Group performance, with a direct link to shareholder value creation.

The Shares over which Options are granted under the Plan will be provided through the Central Share Vehicle which may subscribe Shares from Allied Zurich and Zurich Allied or purchase such Shares on any relevant stock exchange where the Shares are traded.

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AUTHORITY OF THE ADMINISTRATOR

2. Except as otherwise provided in these rules, the Administrator shall have full power and authority to:

       (a)     designate the Participants to whom Options are to be granted;

       (b) determine the number of Shares over which each Option shall be granted;

       (c) where Options are granted in respect of Share Baskets, determine the number and respective values of Allied Zurich Shares and Zurich Allied Shares which are comprised in the Share Basket;

       (d) determine any conditions to be imposed on Options in accordance with rule 3.4;

       (e) determine the Exercise Period and the Vesting Schedule that shall apply to an Option;

       (f)     interpret and construe the Plan;

       (g) adopt such rules and regulations as the Administrator shall deem necessary and advisable to implement and administer the Plan;

       (h) decide upon the funding and financing of the liabilities related to the grant of Options. The Administrator may decide whether the liabilities are to be met through the purchase of Shares on a relevant stock exchange or by subscription from Allied Zurich or Zurich Allied; and

       (i) designate persons or organizations to carry out the Administrator's responsibilities, subject to such limitations, restrictions and conditions as the Administrator may prescribe, such determinations to be made in accordance with the best interests of the Company and its shareholders and in accordance with the purposes of the Plan.

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GRANT OF OPTIONS

3.1 The Administrator may, in its absolute discretion, grant Options to any of the Executives of the Group. The Chief Executive Officer of a Business Unit, with the approval of the responsible Group Management Board member, may propose to the Administrator Executives for participation in the Plan. Option grants to the Participants shall be subject to the rules of the Plan. No consideration shall be payable by the Participant on the grant of an Option.

3.2 The number of Shares over which an Option is granted to a Participant shall be based on the Participant's position and level of responsibility, local market conditions and the extent of the Participant's participation in other long-term incentive arrangements of the Group.

3.3 Options may be granted in respect of Allied Zurich Shares only or Zurich Allied Shares only or Share Baskets.

3.4 The Administrator may impose such condition(s) regarding the exercise of the Options, which may (without limitation) relate to the performance of the Group, one or more businesses or divisions of the Group or the Option Holder or any combination of them. The Administrator may impose more than one condition in respect of any one Option such that one condition may apply to a proportion of the Shares, the subject of the Option, and another condition or conditions may apply to such other proportion or proportions of such Shares. Such conditions:

        (a)     may be amended following the Date of Grant if:

                (i) the circumstances which prevailed at the Date of Grant and which were relevant to the conditions when they were originally imposed have subsequently changed; and

                (ii) the Administrator is satisfied that any such amended conditions would be a fairer measure of performance and the Administrator considers that such amended conditions are no more difficult to satisfy than the original conditions;

        (b) shall cease to apply in circumstances in which Option Holders become entitled to exercise Options in accordance with rules 4.5(a) (death), 4.5(b)(i) (injury or disability), 4.5(b)(ii) (redundancy), 4.5(b)(iii) (any other reason) (but only to the extent that the Administrator has exercised its discretion that the conditions shall cease to apply) pursuant to Appendix 1 (change of control and liquidation).

3.5 Any liability for an Option Holder to taxation and/or social security contributions in respect of an Option shall be for the account of the relevant Option Holder. In any case where any member of the Group is required to withhold or account for any tax and/or social security contributions for which the Option Holder is liable by virtue of the grant or exercise of an Option, such grant and/or exercise shall be conditional on the Option Holder entering into arrangements acceptable to the Administrator to secure that such payment is made (whether by authorizing the sale of some of the Shares acquired on exercise or the payment to the relevant Group member) of an amount required to discharge the tax or social security liability.

3.6     Grants shall be made, if at all:

        (a) within the period of six weeks commencing on the day of Listing;

        (b) within the period of six weeks commencing on the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half year or other period; or

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        (c)     within the period of six weeks commencing on any day on which the Administrator resolves that exceptional circumstances exist which justify the grant of options;

        (d) within the period of three months commencing on the first day of a financial year of the Company.

                PROVIDED THAT the grant of Options shall comply with the London Stock Exchange's Model Code for Securities Transactions by Directors of Listed Companies, any equivalent rules imposed under Swiss law or the Swiss Exchange applicable to the Company or Zurich Allied governing dealings in Shares.

3.7 Any Participant to whom an Option is granted may, by notice in writing to the Administrator given within 30 days after the Date of Grant, renounce in whole or in part his rights under the Option. In such a case, the Option shall pro tanto be treated, for all the purposes of the Plan, as never having been granted.

TERMS OF OPTIONS

Exercise Price

4.1     The Exercise Price shall be determined by the Administrator.

4.2 The Exercise Price shall be, in the case of any Option under which Shares are to be issued not less than the higher of the nominal value of a Share; and either

        (a) the average of the Market Values of a Share over such number of Dealing Days (not exceeding 30 days) immediately preceding the Date of Grant as the Administrator decides; or

        (b) the Market Value of a Share on the Dealing Day immediately preceding the Date of Grant; or

        (c)     the Market Value of a Share on the Date of Grant.

4.3 In the case of Options granted in respect of Share Baskets there shall be separate Exercise Prices for the Allied Zurich Shares and for the Zurich Allied Shares comprised in the Share Basket.

Exercise of Options

4.4     (a)     Save as provided in rule 4.6 (termination of employment) and
                Appendix 1 (change of control and liquidation) an Option shall be first exercisable (in whole or in part) only after the commencement of the Exercise Period and not later than the expiration of the Exercise Period and shall be exercisable during the Exercise Period in accordance with the Vesting
                Schedule applying to that Option.

        (b) If an Option Holder ceases to be employed within the Group for any reason whatsoever, any Option granted to him shall, save as provided in rule 4.6 (termination of employment), lapse and not be exercisable.

        (c) Save as provided in rules 4.6(a) (death) and (c) (redundancy, injury, etc.) and Appendix 1 (change of control and liquidation) an Option shall only be exercisable if the conditions imposed under rule 3.4 (performance conditions) have been fulfilled or waived in accordance with these rules.

4.5 An Option may be exercised by the Option Holder giving notice to the Administrator in the form for the time being prescribed by the Administrator, specifying the number of Shares in respect of which the Option is being exercised and enclosing or arranging to provide payment in full of the aggregate Exercise Price of those Shares.

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Termination of Employment

4.6     (a)     If an Option Holder dies while in service, or at any time after leaving service by reason of retirement or disability, when he holds an Option, his legal personal representatives or any person who shall under the law of the applicable jurisdiction have power to deal with the Option Holder's estate following his death shall be entitled to exercise his Options (whether or not any conditions imposed under rule 3.4 (performance conditions) have been satisfied) in full or in part during the period ending twelve months after the date of death.

        (b) If an Option Holder ceases to be employed within the Group owing to:

                (i) injury or disability (as determined by the Administrator); or

                (ii) redundancy (within the meaning of the relevant law applying to the Option Holder's employment);

                (iii) any other reason if the Administrator so decides in its absolute discretion subject to rule 4.6(c) (waiver of performance conditions) below, he shall be entitled to exercise his Options (whether or not the Exercise Period has commenced) in full or in part during the period ending twelve months from the date on which employment ceased PROVIDED THAT he shall not in any event be entitled to exercise his Options after the end of the Exercise Period.

        (c) Where an Option becomes exercisable under rule 4.6(b) (redundancy, injury, etc.) above, in relation to any conditions imposed under rule 3.4:

                (i) such conditions shall cease to apply in the case of rules 4.6(b)(i) (injury or disability) and

                (ii)    (redundancy);

                (iii) in the case of rule 4.6(b)(iii) (any other reason), the Administrator shall determine, in its absolute discretion, whether or not such conditions shall continue to apply and to what extent.

        (d) For the purposes of rule 4.3(b) (ceasing employment within the Group) and rule 4.6(b) (redundancy, injury, etc.) a female Option Holder shall not be treated as ceasing to be employed within the Group if absent from work wholly or partly because of pregnancy or confinement, until she ceases to be entitled to exercise any contractual or statutory right to return to work.

        (e) For the purposes of rules 4.3(b) and 4.6(b) following an option rollover pursuant to Appendix 1 an Option Holder shall not be treated as ceasing to be an employee of a member of the Group until he ceases to be employed by a company or body corporate which is either (i) the Acquirer (as defined in paragraph 6 of Appendix 1) or (ii) a company or body corporate of which the Acquirer has Control.

Transfers and Promotions

4.7 If an Option Holder is transferred to a position in the Group, which is ineligible for participation in the Plan, he will remain entitled to exercise his Options according to rule 4.4, but no further Option grants will occur.

4.8 If an Executive is hired, promoted or transferred into a position in which he becomes eligible to participate in the Plan, Options may be granted at the next Date of Grant following the hire/transfer/promotion.

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Overriding Lapse of Options

4.9     (a)     Save as provided in rule 4.6(a) (death), no Option shall be capable of being exercised after the expiration of the Exercise
                Period.

        (b) All Options shall lapse automatically at the end of any period during which they are exercisable under rules 4.6(a) (death) and (b) (redundancy, injury, etc.) and Appendix 1.

        (c) If a bankruptcy order is made in respect of an Option Holder, all Options held by him shall lapse forthwith unless such lapse would be unlawful in which case the Company may make an offer to acquire an Option which is the subject of a bankruptcy order.

AVAILABILITY OF SHARES

5. The Administrator shall procure that sufficient Shares are available for transfer by the Central Share Vehicle to satisfy the exercise of Options.

TRANSFER OF SHARES ON EXERCISE OF OPTION

6. Subject to paragraph 9 of Appendix 1 (Consideration Shares) and to any necessary consents, to payment being made for the Shares and to compliance by the Option Holder with the terms of the Plan, the Central Share Vehicle shall as soon as practicable after receipt of any notice of exercise procure the transfer to the Option Holder (or to his nominee) of the number of Shares specified in the notice at the Exercise Price.

RIGHTS ATTACHING TO SHARES TRANSFERRED PURSUANT TO OPTION

7. All Shares transferred pursuant to the exercise of any Option shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of Allied Zurich or Zurich Allied as appropriate, rank equally in all respects with the Shares in issue at the date of such exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise.

CHANGE OF CONTROL AND LIQUIDATION

8. Appendix 1 shall apply in the event of a change of control or liquidation or other similar event affecting Allied Zurich Shares or Zurich Allied Shares.

ADJUSTMENT OF AWARD

9. Appendix 2 shall apply in the event of any variation of the share capital of Zurich Allied or Allied Zurich.

OVERALL LIMITS

10. Appendix 3 shall apply to limit the number of new Shares that may be issued for the purposes of the Plan.

ADMINISTRATION

11.1 The decision of the Administrator shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Options.

11.2 The rights and obligations of an Option Holder under the terms and conditions of the Option Holder's office or employment shall not be affected by that Option Holder's participation in the Plan or any right that Option Holder may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of that individual's office or employment with any company for any reason whatsoever insofar as those rights arise, or may arise, from the individual ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Option Holder's terms of employment shall be varied accordingly.

11.3 All documents of title relating to the Shares including communications relating to the Plan shall be sent at the Participant's risk.

11.4 Any Member of the Group or relevant Business Unit which employs Participants who are granted Options or any relevant Business Unit in the Group shall provide such monies as the Central Share Vehicle determines for the provision of Options/Shares.

AMENDMENT

12. The Board may amend any of the provisions of the Plan in any way it thinks fit PROVIDED THAT:

        (a) no amendment to the advantage of Participants or Option Holders may be made to:

                (i)     the definition of Executive in the Definitions;

                (ii) the limits on the numbers of Shares available for issue for the purposes of the Plan;

                (iii) the maximum entitlement of a Participant under the Plan;

                (iv) the basis for determining a Participant's entitlement to Shares under the Plan;

                (v)     the terms of Shares to be provided under the Plan;

                (vi)    the adjustment provisions of Appendix 2 of the Plan;

                without the prior approval of an ordinary resolution of Allied Zurich in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or developments in the law affecting the Plan or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants and Option Holders or any member of the Group; and

        (b) no amendment shall have effect until any approvals which are necessary in accordance with clause 10 of the Governing Agreement have been obtained.

GENERAL

13.1    The Board reserves the right to terminate the Plan at any time.

13.2    No Option may be granted under the Plan later than August 31, 2008.

13.3 The existence of any Option shall not affect in any way the right or power of Allied Zurich or Zurich Allied or their shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure of Allied Zurich or Zurich Allied, or any merger or consolidation of Allied Zurich or Zurich Allied, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of Allied Zurich or Zurich Allied or any sale or transfer of all or any part of its or their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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13.4    Benefits under the Plan shall not be considered as income for calculating contributions or benefits under regular pension or other employee benefits programs.

13.5 The rights and obligations of any individual under the terms of his office or employment shall not be affected by his participation in the Plan, and each Participant shall by his participation waive all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. Participation in this Plan shall not impose or be deemed to impose any obligations on the Company or any member of the Group to continue to employ him.

13.6 Any Option granted under the Plan is voluntary and shall not be treated as creating any future rights to participate in the Plan or to receive an Option or Shares.

13.7 The Administrator shall be entitled in its absolute discretion to invite an Option Holder to elect to surrender all or part of any Option which is exercisable under the Plan in consideration for the payment of a cash sum equal in amount to the difference between the aggregate Market Value on the date the election is made of the Shares in respect of which the Option is surrendered, and the aggregate Exercise Price for such Shares less any deductions which are required by any applicable law to be withheld. The payment of the cash sum may be paid immediately or deferred as the Administrator may decide.

13.8 The Administrator may establish sub-plans to the Plan for employees of Subsidiaries and/or groups of Subsidiaries and/or Business Units provided that the terms of any such sub-plan are substantially based on the basic principles of the Plan modified as appropriate to take account of tax, securities and trust laws and exchange control requirements and local practices in the countries in which Participants are resident and that the Shares which may be issued (including to the Central Share Vehicle) pursuant to such sub-plan shall count against the limits in Appendix 3.

13.9 The Administrator may establish sub-plans to the Plan for employees of Subsidiaries and/or groups of Subsidiaries which involve the grant of "stock appreciation rights" to receive cash or Shares having a value equal to the increase in value of a specified number of Shares between the grant and exercise of the right provided that the terms of such sub-plan (except to the extent of the "stock appreciation rights") are substantially based on the basic principles of the Plan modified as appropriate to take account of tax, securities and trust laws and exchange control requirements and local practices in the countries in which Participants are resident and that the Shares which may be issued (including to the Central Share Vehicle) pursuant to such sub-plan shall count against the limits in Appendix 3.

13.10 These rules shall be governed by, and construed in accordance with, the laws of Switzerland.

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                                       APPENDIX 1
                                        (Rule 8)
                            CHANGE OF CONTROL AND LIQUIDATION

Offers for Allied Zurich and Zurich Allied

1. If any person (either alone or together with any person acting in concert with him) obtains Control of a Qualifying Company as a result of making:

        (a)     Joint Offers; or

        (b) a general offer to acquire the whole of the issued share capital of one of the Qualifying Companies (other than those shares which are already owned by him and/or any person acting in concert with him), an Option Holder will be entitled to exercise any Option held by him in respect of Shares in the relevant Qualifying Company (subject to such exercise being permissible under any applicable law) whether or not the Exercise Period has commenced, whether or not the vesting conditions have been fulfilled and whether or not any conditions imposed under rule 3.4 have been satisfied within the period of six months following the date on which the Joint Offers or the general offer within paragraph (b) above become or are declared unconditional in all respects. Failing such exercise the Options shall (without prejudice to the operation of paragraphs 6 to 9 of this Appendix) lapse automatically.

        PROVIDED THAT, if an event as described in paragraph 2 of this Appendix occurs during the period for exercise, the period during which the Options may be exercised in respect of Shares shall be the shorter of the periods specified under paragraphs 1 and 2 and FURTHER PROVIDED THAT any provision for lapse shall be without prejudice to the operation of paragraphs 6 to 9 of this Appendix.

Compulsory Acquisition

2. If, whether in connection with Joint Offers or a general offer within paragraph 1(b) any person becomes bound or entitled to acquire Allied Zurich Shares under sections 428 to 430F of the Companies Act of 1985, (or there occurs in relation to Zurich Allied an event entitling an offeror to acquire compulsorily Zurich Allied Shares held by minority shareholders pursuant to Article 33 of the Swiss Stock Exchange Act) each Option Holder may exercise any Option held by him which is in respect of Shares in the relevant Qualifying Company to which such acquisition provisions relate, (subject to such exercise being permissible under any applicable law) whether or not the Exercise Period has commenced, whether or not the vesting conditions have been fulfilled and whether or not any conditions imposed under rule 3.4 have been satisfied, at any time during the period of 30 days from the date on which such person becomes so bound or entitled, failing which exercise the Options shall as regards the Shares in the relevant Qualifying Company to which such acquisition provisions relate and without prejudice to the operation of paragraphs 6 to 9, lapse automatically.

Scheme of Arrangement

3. If a court shall direct that a meeting of the holders of Allied Zurich Shares be convened pursuant to section 425 of the Companies Act of 1985 for the purposes of considering a scheme of arrangement involving the reconstruction of Allied Zurich or its amalgamation with any other company or companies:

        (a) each Option Holder may exercise his Options in respect of Allied Zurich Shares (subject to such exercise being permissible under any applicable law), whether or not the Exercise Period has commenced and whether, whether or not the vesting conditions have been fulfilled or not any conditions imposed under rule 3.4 have been satisfied, conditionally on either the scheme of arrangement being approved by the shareholders' meeting or sanctioned by the court (as determined by the Administrator in its absolute discretion) (the relevant condition), between the date of the court's direction and twelve noon on the day immediately preceding the date for which the shareholders' meeting is convened. Any Option not exercised by the end of that period shall cease to be exercisable between that time and the first date on which it can be determined whether or not the relevant condition is satisfied. If the relevant condition is not satisfied, the Options shall continue. If the relevant condition is satisfied the Options shall, without prejudice to the operation of paragraphs 6 to 9, lapse automatically on the date on which the scheme of arrangement is sanctioned by the court PROVIDED THAT where the Option is in respect of Share Units the Option shall lapse only in respect of Allied Zurich Shares; and

        (b) the Administrator shall endeavor to procure that where an Option Holder has conditionally exercised his Options in accordance with (a) above prior to twelve noon on the day immediately preceding the date for which the shareholders' meeting is initially convened the scheme of arrangement shall, so far as it relates to Allied Zurich Shares, be extended to such Option Holder as if each Share in respect of which the Option was conditionally exercised had been transferred, to him by that time.

       PROVIDED THAT (without prejudice to the operation of paragraph 6(b)) Options shall not without the consent of the Administrator be exercisable under the foregoing provisions if the purpose and effect of the scheme of arrangement is to create a new holding company for Allied Zurich, such company having substantially the same shareholders and proportionate shareholdings as those of Allied Zurich immediately prior to the scheme of arrangement.

Winding up

4. If notice is duly given of a resolution for the voluntary winding up of Qualifying Company an Option Holder may exercise any Option held by him which is in respect of Shares in the relevant Qualifying Company (subject to such exercise being permissible under any applicable law) (whether or not the Exercise Period has commenced, whether or not the vesting conditions have been fulfilled and whether or not any conditions imposed under rule 3.4 have been satisfied) within the period of two months from the date of the resolution, failing which exercise the said Options will lapse automatically.

Option Rollover

5.      If any person (the Acquiring Company):

        (a)    obtains Control of a Qualifying Company as a result of making:

                (i)      Joint Offers; or

                (ii) a general offer to acquire the whole of the issued Share capital of one of the Qualifying Companies (other than those shares which are already owned by him and/or any person acting in concert with him); or

        (b) obtains Control of Allied Zurich in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act of 1985; or

        (c) becomes bound or entitled to acquire Allied Zurich Shares under sections 428 to 430 of the Companies Act of 1985; or

        (d) becomes entitled to acquire compulsorily Zurich Allied Shares held by minority shareholders;

                 the Administrator may in its absolute discretion and subject to applicable law allow an Option Holder, at any time within the Appropriate Period, to release all or any part of any Option held by him which is in respect of Shares in the Qualifying Company affected by any event within paragraphs (a) to (d) above and which has not lapsed, in consideration of the grant to him of a right (the New Right) which is equivalent to the Option or such part as is released but relates to shares or securities in the Acquiring Company or a body corporate which Controls the Acquiring Company (the Replacement Shares).

6. The New Right shall not be regarded for the purposes of paragraph 6 as equivalent to the Option unless:

        (a) the New Right will be exercisable in the same manner as the Option and subject (mutatis mutandis) to the provisions of the Plan as it had effect immediately before the release; and

        (b) the total market value, as determined by the Board, immediately before the release, of the Shares which were subject to the Option or to such part as is released is, as nearly as may be, equal to the total market value as determined by the Board, immediately after the release, of the Replacement Shares; and

        (c) the total amount payable by the Option Holder for the acquisition of the Replacement Shares is, as nearly as may be, equal to the total Exercise Price of the Shares which were subject to the Option or such part as is released immediately before the release.

7. For the purposes of paragraph 6(a) any New Right granted shall be deemed to have been granted on the date on which the equivalent Option was granted.

8.      In the application of the Plan to the New Right:

        (a) references to Shares shall be read as if they were references to the Replacement Shares;

        (b) references to Allied Zurich or Zurich Allied shall be read as if they were references to the company to whose shares the New Right relates;

        (c) any conditions imposed under rule 3.4 shall not at any time apply unless the Administrator decides in its discretion that they shall continue to apply either unaltered or with such variations as the Administrator considers appropriate.

9. If as a result of any event mentioned in this Appendix the Central Share Vehicle ceases to hold any Shares which it held for the purpose of satisfying the exercise of Options and receives other shares or securities in another company or body corporate in consideration for those Shares (Consideration Shares), the Administrator may direct that any future exercise of an Option shall be satisfied by the transfer of Consideration Shares, the aggregate number or value of which corresponds to the number or value of the Shares over which the Option is exercised, calculated according to the value imputed to the Shares by the terms on which the Consideration Shares were acquired by the Central Share Vehicle.

                                       APPENDIX 2
                                        (Rule 9)
                                   ADJUSTMENT OF OPTION

1. In the event of any Reorganization of the share capital of Allied Zurich or Zurich Allied, or if the Administrator becomes aware that the Group is or is expected to be affected by any de-merger, dividend in specie, super dividend or other transaction affecting the Group which in the Administrator's opinion may affect the current or future value of any Options, the Exercise Price, the definition of Shares and the number of Shares comprised in an Option may be adjusted in such manner as the Administrator may determine and such decision of the Administrator shall be final and binding on the Option Holder PROVIDED
          ALWAYS THAT:

        (a) no adjustment to the Exercise Price shall be made pursuant to the provisions of this rule which would result in the Exercise Price being less than the nominal value of Shares subject to any Option;

        (b) no adjustment shall be made pursuant to the rule which would increase the aggregate Exercise Price payable on exercise of an Option.

                                       APPENDIX 3
                                        (Rule 10)
                                     OVERALL LIMITS

1. To the extent that Options shall or may be satisfied out of a new issue of Shares subscribed by the Central Share Vehicle for the purpose of satisfying Options under the Plan, no such Shares shall be so issued and no Award shall be granted if the result of that grant would be that:

        (a) the aggregate number of Shares that could be issued for the purpose of satisfying the exercise of that Option and any other Options granted at the same time, when added to the number of Shares that:

                 (i) have been or could be issued to the Central Share Vehicle for the purpose of satisfying the exercise of any other subsisting share options granted during the preceding ten years under the Plan or any other Share Option Plan; and

                 (ii) have been issued to the Central Share Vehicle for the purpose of satisfying the exercise of any share options granted during the preceding ten years under the Plan or any other Share Option Plan; and

                 (iii) have been issued during the preceding ten years to the Central Share Vehicle for the purpose of any profit sharing or other employee share incentive plan (not being a Share Option Plan), would exceed 10 percent of the ordinary share capital of each of Allied Zurich and Zurich Allied for the time being in issue; or

        (b) the aggregate number of Shares that could be issued for the purpose of satisfying the exercise of that Option and any other Options granted at the same time, when added to the number of Shares that:

                 (i) have been or could be issued to the Central Share Vehicle for the purpose of satisfying the exercise of any other subsisting share options granted during the preceding ten years under the Plan or any other Participant Plan; and

                 (ii) have been issued to the Central Share Vehicle for the purpose of satisfying the exercise of any share options granted during the preceding ten years under the Plan or any other Participant Plan, would exceed 5 percent of the ordinary share capital of each of Allied Zurich and Zurich Allied for the time being in issue; or

        (c) the aggregate number of Shares that could be issued for the purpose of satisfying the exercise of that Option and any other Options granted at the same time, when added to the number of Allied Zurich Shares that:

                (i) have been or could be issued to the Central Share Vehicle for the purpose of satisfying the exercise of any other subsisting share options granted after the Adoption Date under the Plan or any other Participant Plan; and

                (ii) have been issued to the Central Share Vehicle for the purpose of satisfying the exercise of any share options granted after the Adoption Date under the Plan or any other Participant Plan, would exceed 2 1/2 percent of the ordinary share capital of each of Allied Zurich and Zurich Allied for the time being in issue: PROVIDED THAT this limit shall apply only in respect of grants of Options made before the fourth anniversary of the Adoption Date;

        (d) the aggregate number of Allied Zurich Shares that could be issued for the purpose of satisfying the exercise of that Option and any other Options granted at the same time, when added to the number of Allied Zurich Shares that:

                (i) have been or could be issued to the Central Share Vehicle for the purpose of satisfying the exercise of any other subsisting share options granted during the preceding three years under the Plan or any other Participant Plan; and

                (ii) have been issued to the Central Share Vehicle for the purpose of satisfying the exercise of any share options granted during the preceding three years under the Plan or any other Participant Plan, would exceed 3 percent of the ordinary share capital of Allied Zurich for the time being in issue.

                AND FURTHER PROVIDED that no Option shall be granted to the extent that it would result in the issue of Zurich Allied Shares which would be unlawful under Swiss law.

2. Whenever the Central Share Vehicle subscribes for Allied Zurich Shares it shall also subscribe for shares in Zurich Allied in the proportion of 57 (Zurich Allied) : 43 (Allied Zurich).

3. No Option shall be granted to any Participant which would, at the proposed Date of Grant, cause the aggregate Market Value of Shares the subject of subsisting Options held by him pursuant to a grant under the Plan and the market value of Shares the subject of subsisting options held by him under any other Participant Plan to exceed in amount four times his total annual earnings (including bonuses and benefits in kind) from the Group PROVIDED THAT no account shall be taken of any such options which will not be satisfied by the issue and allotment of Shares to the Option Holder or the Central Share Vehicle.

4. If the grant of any Option would have the result of breaching any limit in this Appendix 3, that Option shall be treated as taking effect over the maximum number of Shares over which it could have been granted without breaching such limit.

5. Reference in this Appendix 3 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment of Shares and not the transfer of Shares (other than where the Central Share Vehicle transfers to a Participant Shares which have previously been issued and allotted to the Central Share Vehicle).

                                       DEFINITIONS

1. In this Plan unless the context otherwise requires the following words and expressions shall have the following meanings, namely:

        Administrator means in relation to this Plan, the Group Chief Executive Officer or, in the case of the grant of Options to the Group Executive Officer and any member of the Company's Group Management Board, the Remuneration Committee of the Company;

        Allied Zurich means Allied Zurich p.l.c with registered number 3525388;

        Allied Zurich Share means an ordinary share in the capital of Allied Zurich or shares representing those shares following any Reorganization;

        Appropriate Period means:

                (a) in the case of Joint Offers, the period of six months from the date each of the Offers becomes or is declared unconditional in all respects;

                (b) in the case of an Offer, the period of six months from the date the Offer becomes or is declared unconditional in all respects;

                (c) in the case of a Scheme of Arrangement the period of six months from the date of the relevant condition mentioned in paragraph 3 of Appendix 1;

                (d) in the case of a person being bound or entitled to acquire Shares compulsorily, the period during which that person remains so bound or entitled;

        Associated Plan means any Share Option Plan (other than the Plan) (but excluding any savings-related share option scheme) established by the Company or any member of the Group;

        Board means the Board of directors of the Company or a duly authorized committee thereof;

        Business Unit means a business unit of the Group including the Group's home office;

        Central Share Vehicle means entity which will acquire (by subscription or purchase) and hold both Allied Zurich Shares and shares in Zurich Allied for the purpose of employees' share schemes and which may without limitation take the form of a trust, a Stiftung or an administrative unit of or an account in the name of the Company or any Subsidiary;

        Company means Zurich Financial Services;

        Consideration Shares has the meaning given in paragraph 10 of Appendix 1;

        Control means in relation to a body corporate, the power of a person to secure:
                (a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

                (b) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate, that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person;

        Date of Grant means in relation to an Option, the date on which an Option is granted;

        Dealing Day means a day on which the London Stock Exchange or the Swiss Stock Exchange (as the context requires) is open for business;

        Participant means any employee or Participant director of any company within the Group who in the case of a Participant director is required to work for substantially the whole of his time for the Group;

        Participant Plan means any Share Option Plan (other than the Plan) under which the individuals selected for participation at the discretion of the body administering that plan are senior
        Participant employees;

        Exercise Period means the period commencing and ending on such dates as the Administrator may determine during which the Option(s) can be exercised by the Option Holder. The Exercise Period will not commence earlier than the third anniversary of the Date of Grant unless the Administrator decides otherwise in exceptional circumstances. In any event the Exercise Period will end not later than tenth anniversary of the Date of Grant;

        Exercise Price means the price per Share payable on the exercise of an Option;

        Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;

        Joint Offers means Offers which are made by a person (either alone or together with any person acting in concert with him) for the whole of the issued share capital of both Allied Zurich and Zurich Allied (other than those Shares already owned by him and/or any person acting in concert with him) in each case on the condition that each Offer can only be declared unconditional if the other is declared unconditional at the same time;

        Listing means the first admission of the Shares to the London Stock Exchange or the Swiss Exchange as the case may be;

        Market Value means on any day:

                (a) in respect of an Allied Zurich Share, the middle market quotation of an Allied Zurich Share on the London Stock Exchange as derived from the Daily Official List for that day; and

                (b) in respect of any Zurich Allied Share the middle market quotation of a Zurich Allied Share on the Swiss Exchange for that day;

        Offer means a general offer for Shares;

        Option means a right granted under the Plan to purchase Shares or if the Administrator so determines, Shares comprised in Share Baskets;

        Option Holder means any individual who holds an Option (or, where the context permits, the legal personal representatives or designated beneficiary of a deceased Option Holder);

        Plan this Plan as amended from time to time;

        Qualifying Company means each of Allied Zurich and Zurich Allied;

        Reorganization means any capitalization or rights issue, and any sub-division or consolidation, or reduction of the share capital of Allied Zurich or Zurich Allied or any other variation of the share capital of Allied Zurich or Zurich Allied;

        Share Option Plan means any employee share option Plan established by the Company;

        Share means an Allied Zurich Share or a Zurich Allied Share or shares representing those shares following any Reorganization or a Share Basket;

        Share Basket means a collection of such number or value of Allied Zurich Shares and Zurich Allied Shares as the Administrator shall from time to time determine (subject to any change in composition by reason of a partial lapse of an Option under paragraphs 1 to 5 of Appendix 1 or the operation of paragraph 6 of Appendix 1 or an adjustment under Appendix 2);

        Subsidiary means any body corporate which from time to time is listed as a subsidiary of the Company in the consolidated annual report and accounts of the Company;

        Swiss Exchange means the Swiss Exchange owned and operated by the Swiss Stock Exchange Association;

        Vesting Schedule means a schedule which specifies the percentage of Shares in respect of which an Option shall become exercisable at different times during the overall term of the Option;

        Zurich Allied means Zurich Allied AG;

        Zurich Allied Share means a share in the capital of Zurich Allied.

2. Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Plan.

3. References to any Act shall include any statutory modification, amendment or re-enactment thereof.